                                        Communications World International, Inc.
                                                                      Form 10-SB
                                                                   Exhibit 2 (e)
                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the ____ day of December, 1998, by and between COMMUNICATIONS WORLD INTERNATIONAL, INC., a Colorado corporation ("CommWorld"), COMMWORLD OF PHOENIX, INC., an Arizona corporation ("Seller"), BILL HEATH ("Heath"), and DIGITAL VOICE AND DATA, INC., an Arizona corporation ("Purchaser").

                               R E C I T A L S:
                               - - - - - - - -

     WHEREAS, Seller desires to transfer and sell, and Purchaser desires to purchase and acquire, substantially all of Seller's assets relating to the operation of Seller's interconnect business operated in Tucson, Arizona (the "Business");

     WHEREAS, Seller is the wholly-owned subsidiary of CommWorld and Heath is the sole director, officer and shareholder of Purchaser; and

     WHEREAS, Seller, CommWorld, Heath and Purchaser desire to enter into this Agreement in order to set forth the terms and conditions of such transaction;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.01  Purchase And Sale. Seller hereby agrees to sell, assign, transfer
           -----------------
and convey to Purchaser, and Purchaser hereby agrees to purchase, accept and acquire from Seller, subject to the terms and conditions contained herein, the following described real and personal property (collectively referred to as the "Acquired Assets"):

           (a) Real Property Lease. All of Seller's right, title and interest in
               -------------------
and to the real property lease, including, without limitation, all leasehold improvements and security deposits with respect thereto, listed and described on
Schedule 1.01(a) attached hereto (the "Real Property Lease").
----------------

           (b) Books, Records and Written Materials. All books of account,
               ------------------------------------
records, files, invoices, customer lists, supplier lists, promotional and advertising materials, catalogs, brochures, manuals and handbooks and other similar data reduced to writing or other storage media, but only to the extent that same are used by Seller exclusively in connection with the

ASSET PURCHASE AGREEMENT - Page 1
------------------------
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operations of the Business and located within the leased premises that are the subject of the Real Property Lease (the "Leased Premises") (the "Books and Records").

           (c) Personal Property Leases. All of Seller's right, title and
               ------------------------
interest in and to those personal property leases described on Schedule 1.01(c)
                                                               ----------------
attached hereto (the "Personal Property Leases").

           (d) Acquired Contracts. All rights and benefits of Seller in, to or
               ------------------
under those agreements, contracts and purchase orders listed or described on
Schedule 1.01(d) attached hereto (the "Acquired Contracts").
----------------

           (e) Personal Property.  All of Seller's right, title and interest
               -----------------
in the tools, equipment, trade fixtures, furniture and other personal property located within the Leased Premises (the "Personal Property").

           (f) Software.  All of Seller's right, title and interest in the
               --------
software used by Seller exclusively with respect to the Business, as listed or described on Schedule 1.01(f), attached hereto (the "Software").
                                               ----------------

           (g) Inventory.  THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) of
               ---------
inventory selected by Purchaser (based upon the book value thereof).

     1.02  Retained Assets.  Notwithstanding anything contained hereunto the
           ---------------
contrary, Seller shall, and hereby does, expressly retain all of Seller's right, title and interest in and to all of Seller's assets, properties, rights and interests, other than the Acquired Assets expressly and specifically described above (the "Retained Assets"), including, without, limitation, Seller's: (a) accounts receivables, (b) inventory not selected by Purchaser pursuant to
Section 1.01(g) above, (c) all of Seller's right, title and interest in the service marks and related logos, whether or not registered, and all goodwill associated therewith, used in connection with this Business; (d) all of Seller's right, title and interest in and to all of Seller's cash and cash equivalents in place at Closing; and (e) any liabilities of the Tucson Business not specifically assumed by Purchaser.

     1.03  Assignability and Consents.  To the extent that the consummation of
           --------------------------
the transactions contemplated herein or the assignment of any of the Acquired Contracts, the Real Property Lease or the Personal Property Leases shall require the consent or waiver of any third party or any federal, state, county, parish, local or foreign governmental entity or municipality or subdivision thereof or any authority, arbitrator, department, commission, board, bureau, body, agency, court or instrumentality thereof (each, a "Governmental Authority"), Seller shall use all reasonable efforts to obtain the consent or waiver of each such third party or Governmental Authority (each, a "Required Consent") to the assignment thereof on or prior to the Closing Date, but the failure of Seller to obtain any Required Consent shall not enable Purchaser to terminate this Agreement.

     1.04  Assumed Liabilities and Obligations.  On the Closing Date, Purchaser
           -----------------------------------
shall assume, and agrees to pay, perform and discharge as and when due, all of the obligations and

ASSET PURCHASE AGREEMENT - Page 2
------------------------
liabilities of Seller based upon events occurring on or after the Closing Date under (a) the Real Property Lease, (b) the Personal Property Leases, and (c) the Acquired Contracts. All of the foregoing to be assumed by Purchaser hereunder are collectively referred to as the "Assumed Liabilities."

     1.05  Retained Liabilities and Obligations. Notwithstanding any other
           ------------------------------------
provision of this Agreement or doctrine of law to the contrary, Seller shall retain, and Purchaser shall not assume or be liable with respect to, any liability or obligation of Seller, except for the Assumed Liabilities. All of the foregoing obligations and liabilities to be retained by Seller hereunder are collectively referred to as the "Retained Liabilities." The Retained Liabilities shall expressly include any liabilities of the Business associated with Toshiba co-op funds and the Tadiran accounts.

     1.06  Schedules. All references in this Agreement to "Schedules" shall
           ---------
mean the disclosure Schedules identified in this Agreement, which are incorporated herein and shall be deemed a part of this Agreement for all purposes. The disclosure of an item in a Schedule or under a heading in a Schedule corresponding to a particular section or subsection of this Agreement shall also be deemed a disclosure under (a) any other item of such Schedule, (b) any other Schedules, and (c) any other section or subsection thereof. Provided Seller complies with Section 5.01 hereof, Seller shall be permitted to amend and/or supplement the Schedules as Seller deems necessary. Seller shall provide written notice (including a copy of the amended Schedule as affected thereby) of any such change as soon as practicable after Seller obtains actual knowledge of any such event. In the event Seller notifies Purchaser in writing that an amendment and/or supplement to a Schedule is necessary, (a) Purchaser shall have the termination rights provided in Section 10.01(b) hereof, and (b) provided that Purchaser fails to exercise such termination rights within three (3) days after Purchaser's receipt of such notice, Purchaser's termination rights with respect to such Schedule amendment and/or supplement shall terminate and Purchaser shall be deemed to have irrevocably accepted same.

                                  ARTICLE II
                                PURCHASE PRICE
                                --------------

     2.01  Purchase Price. In consideration for the Acquired Assets, at
           --------------
Closing, Purchaser shall (a) assume the Assumed Liabilities, and (b) pay to Seller a total of EIGHTY-EIGHT THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($88,250.00) (the "Purchase Price"). The Purchase Price shall consist of (a) 83,500 shares of Series G Preferred Stock, $1.00 par value per share, of CommWorld, including any accumulated dividends thereon (the "Series G Stock"), standing in the name of Heath on the books of CommWorld and represented by stock certificate number ____ (for purposes of the Agreement the Series G Stock shall be valued at $0.50 per share); and (b) 93,000 shares of Series F Preferred Stock, $1.00 par value per share, of CommWorld, including any accumulated dividends thereon (the "Series F Stock"), standing in the name of Heath on the books of CommWorld and represented by stock certificate number ____ (for purposes of this Agreement, the Series F Stock shall be valued at $0.50 per share).

ASSET PURCHASE AGREEMENT - Page 3
------------------------
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     2.02  Removal of Inventory. Seller and CommWorld shall be permitted, for a
           --------------------
period of thirty (30) days after Closing, to remove from the Leased Premises any inventory of Seller located in the Leased Premises that is not selected by Purchaser. Upon prior notice to Purchaser, Purchaser shall provide Seller and CommWorld with reasonable access to the Leased Premises for the purposes of removing said inventory. Purchaser shall use reasonable efforts to safeguard Seller's inventory until it is removed by Seller and to keep Seller's inventory segregated from Purchaser's inventory.

     2.03  Allocation of Purchase Price. The Purchase Price and the Assumed
           ----------------------------
Liabilities represent the amount agreed upon by the parties to be the value of the Acquired Assets, it being further agreed that the Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets as the parties may mutually agree in writing. Purchaser and Seller shall enter into such a mutual written agreement within a reasonable period of time after the Closing Date and (a) report the purchase and sale of the Acquired Assets in accordance with such mutually agreed allocation, if any, for all federal, foreign, state and local tax purposes, and (b) file Internal Revenue Service Form 8594 pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. If Purchaser and Seller do not enter into such a mutual written agreement within ninety (90) days after the Closing Date, both Purchaser and Seller shall have complete discretion in reporting such allocation.

                                  ARTICLE III
                                    CLOSING
                                    -------

     3.01  Closing. The closing of the transactions contemplated in this
           -------
Agreement ("Closing") shall occur at the offices of CommWorld located at 6025 South Quebec, Suite 300, Englewood, Colorado 80111, on December ______, 1998, or such other date as the parties shall mutually agree (the "Closing Date"). Notwithstanding anything contained herein to the contrary, if the conditions to Closing contemplated in Article VIII hereof have not occurred on or prior to the scheduled Closing Date, either party shall have the right to extend the Closing Date for a period not to exceed seven (7) days. Closing shall consist of the delivery of the documents referenced in Section 3.02 below and the payment of the Purchase Price as provided in Section 2.01 above, together with the performance of the other matters required to occur at Closing pursuant to this Agreement.

     3.02  Closing Documents. At Closing, Seller, CommWorld and Purchaser, as
           -----------------
appropriate, shall deliver, or cause to be delivered, the following items:

           (a) Assignments. Purchaser and Seller shall each execute and deliver
               -----------
the Assignment of Leasehold Interest in the form attached hereto as Exhibit
                                                                    -------
"A", with respect to the Real Property Lease;
---

           (b) Bill of Sale and Assignment. Seller shall execute and deliver the
               ---------------------------
Bill of Sale and Assignment in the form attached hereto as Exhibit "B";
                                                           -----------

ASSET PURCHASE AGREEMENT - Page 4
------------------------
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           (c) Lien Releases. Seller shall deliver such lien releases as shall
               -------------
be necessary for Purchaser to acquire the Acquired Assets free and clear of all liens, claims and encumbrances, except liens for 1998 personal property taxes not yet delinquent and any contractual or statutory landlord's liens under, or pursuant to, the Real Property Lease;

           (d) Undertaking and Assumption Agreement. Purchaser shall execute and
               ------------------------------------
deliver the Undertaking and Assumption Agreement in the form attached hereto as Exhibit "C";
-----------

           (e) Mutual Release.  Heath and Seller shall execute and deliver the
               -------------
Mutual Release in the form attached hereto as Exhibit "D".
                                              -----------

           (f) Franchise Agreement. Purchaser and CommWorld shall execute and
               -------------------
deliver the Franchise Agreement in the form attached hereto as Exhibit "E".
                                                               -----------

           (g) Officer's Certificates.  Each of Seller and Purchaser shall
               ----------------------
deliver a fully executed Officer's Certificate, executed by a senior executive officer and dated the Closing Date, confirming the matters expressed in Section 8.01(a) and Section 8.02(a), respectively;

           (h) Certificate of Authorities. Each of Seller and Purchaser shall
               --------------------------
deliver (a) a certificate from the appropriate Governmental Authorities, dated as of a date not more than seven (7) days prior to the Closing Date, attesting to their Certificate or Articles of Incorporation, good standing and existence,
(b) a copy, certified by its Secretary, of the Bylaws, as amended and in effect on the Closing Date, and resolutions duly adopted by the Board of Directors, authorizing the transactions contemplated in this Agreement; and

           (i) Other Documents. Seller shall deliver such other documents,
               ---------------
certificates of tittle, endorsements, assignments and instruments in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be necessary, advisable or desirable to vest in Purchaser title to the Acquired Assets.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.01  Representations and Warranties of Seller. Seller hereby represents
           ----------------------------------------
and warrants to Purchaser that the following are true and correct as of Closing:

           (a) Corporate Status. Seller is a corporation duly organized, validly
               ----------------
existing and in good standing under the laws of the State of Arizona.

           (b) Authority. Seller has the requisite corporate power and authority
               ---------
to enter into this Agreement, and the other documents and agreements to be entered into hereunder by Seller, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Seller, and the other documents and agreements to be executed and delivered hereunder by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated herein and therein have been duly

ASSET PURCHASE AGREEMENT - Page 5
------------------------
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authorized by the board of directors of Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement, and the other documents and agreements to be executed and delivered hereunder, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transaction contemplated hereby and thereby. This Agreement, and the other documents and agreements to be executed and delivered hereunder, have been, or will be at Closing, duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms.

          (c) No Impediment to Performance. Neither the execution nor the
              ----------------------------
performance of this Agreement by Seller, or the other documents and agreements to be executed and performed by Seller hereunder, will conflict with or result in any default under or in any violation of any provision of (a) the charter or bylaws of Seller, (b) any agreement, mortgage, contract, or other instrument to which Seller is a party or by which Seller or any of its properties (including, without limitation, the Acquired Assets) is bound except for mortgages or security instruments which will be released at, or prior to, Closing, or (b) any applicable statute, regulation, ordinance, judgment, order or decree to which Seller or any of its properties (including, without limitation, the Acquired Assets) are subject.

          (d) Title to Assets. Seller has good title to the Personal Property,
              ---------------
free and clear of liens, security interests and encumbrances, except liens for 1998 personal property taxes not yet delinquent and any contractual or statutory landlord's liens under, or pursuant to, the Real Property Lease.

          (e) Compliance with Laws. Seller is in compliance in all material
              --------------------
respects with all applicable federal, state or local laws, statutes, ordinances, federal, state or local laws, statutes, ordinances, regulations, orders and other requirements of any Governmental Authority having jurisdiction over the Acquired Assets or the conduct of the Business.

          (f) Limited Warranty; Disclaimer Of Certain Warranties And
              ------------------------------------------------------
Representations. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS
---------------
AGREEMENT, SELLER MAKES NO REPRESENTATION WHATSOEVER AS TO THE PHYSICAL CONDITION OF THE ACQUIRED ASSETS. PURCHASER AGREES THAT AS BETWEEN PURCHASER AND SELLER, WITH RESPECT TO THE ACQUIRED ASSETS, PURCHASER SHALL ACCEPT THE ACQUIRED ASSETS IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILTY OR FITNESS FOR ANY INTENDED OR PARTICULAR PURPOSE. PURCHASER HEREBY WAIVES PURCHASER'S RIGHT TO RELY ON ANY REPRESENTATION, WARRANTY, OR ASSURANCE HEREAFTER OR HERETOFORE MADE BY SELLER OR SELLER'S EMPLOYEES. PURCHASER AGREES AND CONFIRMS THAT NEITHER SELLER NOR ANY OF SELLER'S OFFICERS, EMPLOYEES AND/OR AGENTS HAVE MADE AFFIRMATIONS OF FACT OR PROMISES RELATING TO THE ACQUIRED ASSETS.

ASSET PURCHASE AGREEMENT - Page 6
------------------------
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     4.02  Representations and Warranties of Purchaser. Purchaser hereby
           -------------------------------------------
represents and warrants to Seller that the following are true and correct as of
Closing:

           (a) Corporate Status. Purchaser is a corporation duly organized,
               ----------------
validly existing and in good standing under the laws of the State of Arizona.

           (b) Authority. Purchaser has the requisite corporate power and
               ---------
authority to enter into this Agreement, and the other documents and agreements to be entered into hereunder by Purchaser, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser, and the other documents and agreements to be executed and delivered hereunder by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated herein and therein have been duly authorized by the board of directors of Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement, and the other documents and agreements to be executed and delivered hereunder, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by Purchaser of the transaction contemplated hereby and thereby. This Agreement, and the other documents and agreements to be executed and delivered hereunder, have been, or will be at Closing, duly executed and delivered by Purchaser and constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

           (c) No Impediment to Performance. Neither the execution nor the
               ----------------------------
performance of this Agreement by Purchaser, or the other documents and agreements to be executed and performed by Purchaser hereunder, will conflict with or result in any default under or in any violation of any provision of (a) the articles or bylaws of Purchaser, (b) any agreement, mortgage, contract or other instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound except for mortgages or security instruments which will be released at, or prior to, Closing, or (b) any applicable statute, regulation, ordinance, judgment, order or decree to which Purchaser or any of its properties are subject.

           (d) Compliance with Laws. Purchaser is in compliance in all material
               --------------------
respects with all applicable federal, state or local laws, statutes, ordinances, federal, state or local laws, statutes, ordinances, regulations, orders and other requirements of any Governmental Authority having jurisdiction over the conduct of Purchaser's business.

                                   ARTICLE V
                              COVENANTS OF SELLER
                              -------------------

     Seller hereby covenants to Purchaser that:

     5.01  Conduct of the Business Pending Closing. Seller covenants and agrees
           ---------------------------------------
that, prior to the earlier of (a) the Closing, or (b) the termination of this Agreement in accordance with the provisions hereof, except as otherwise agreed to in writing by Purchaser, or otherwise expressly contemplated by this Agreement, Seller will cause the Business to be conducted in the ordinary course of business and consistent with past practice.

ASSET PURCHASE AGREEMENT - Page 7
------------------------

     5.02  Reasonable Efforts. Seller agrees that prior to the Closing it will
           ------------------
use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; provided, however, that, Seller shall not be required (a) to incur any expense (except that Seller shall incur those fees and expenses, including fees of legal, accounting and other advisors, and take such other actions which are normal and customary for transactions of the type contemplated by this Agreement or are otherwise provided to be taken by Seller pursuant to the terms of this Agreement) or further obligation, (b) to agree to any condition or obligation affecting the business or assets of Seller or any of its affiliates, other than conditions or obligations that become effective only upon consummation of the transactions contemplated by this Agreement, or (c) to agree to the amendment or other modification of any terms of any material agreement constituting or relating to any of the Acquired Assets, other than amendments or modifications that become effective only upon consummation of the transactions contemplated by this Agreement and which are consented to in writing by Purchaser.

                                  ARTICLE VI
                            COVENANTS OF PURCHASER
                            ----------------------

     6.01  Maintenance of Records. Purchaser shall keep and maintain all
           ----------------------
documents and records relating to the Business acquired pursuant to the transactions contemplated in this Agreement for a period of five (5) years after Closing. Upon request, Purchaser shall make such documents and records available to Seller and Seller's accountants, counsel and other designated representatives for inspection and copying, at Seller's expense, during regular business hours. Should Purchaser sell or otherwise dispose of all or substantially all of the Business, the acquiror(s) shall be specifically required to assume the obligations of this Section 6.01 as a part of any such acquisition.

     6.02  Reasonable Efforts. Purchaser agrees that prior to the Closing it
           ------------------
will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; provided, however, that, Purchaser shall not be required to (a) incur any expense (except that Purchaser shall incur those fees and expenses, including fees of legal, accounting and other advisors, and take such other actions which are normal and customary for transactions of the type contemplated by this Agreement or otherwise provided to be taken by Purchaser pursuant to this Agreement) or further obligation, (b) to agree to any condition or obligation affecting the Business or the Acquired Assets or Purchaser's business or assets that adversely affects Purchaser's economic position with respect thereto or the business or assets of Purchaser or any of its affiliates, or (c) to the amendment or other modification of any terms of any material agreement constituting or relating to any of the Acquired Assets that adversely affects Purchaser's economic position with respect thereto.

ASSET PURCHASE AGREEMENT - Page 8
------------------------

                                  ARTICLE VII
                 ADDITIONAL AGREEMENTS OF PURCHASER AND SELLER
                 ---------------------------------------------

     7.01  Employees and Subagents. As of the Closing Date those employees and
           -----------------------
independent contractors who work and provide services exclusively to the Business (including Heath) and not to any of the businesses retained by Seller, shall terminate their relationship with Seller. Seller shall use its reasonable efforts, upon Purchaser's request, to ensure that such persons and entities continue their relationship with the Business and Purchaser. Heath's and Lynette Heath's employment agreements with Seller or CommWorld shall terminate at Closing.

     7.02  Toshiba Products. For a period of two (2) years after Closing,
           ----------------
CommWorld will sell inventory to Purchaser at CommWorld's cost plus a five percent (5%) royalty; provided, however, that such sales of product shall remain subject to CommWorld's standard terms and conditions of sale (including credit approval), as same may be amended from time to time by CommWorld. At the end of such two (2) year period, the royalty will be determined by CommWorld on the bases of Purchaser's purchase volumes.


     7.03  Prorations. Base and percentage rents, insurance premiums, common
           ----------
area maintenance expenses, and ad valorem taxes (the "Prorated Expenses") for the current year shall be prorated at Closing effective as of the date of Closing. If Closing shall occur before the amount of any Prorated Expense is fixed for the then current year, the apportionment of the Prorated Expense shall be upon the basis of the Prorated Expense for the preceding year (applied to the latest assessed valuation, if appropriate), but any difference in actual and estimated Prorated Expenses for the year of sale actually paid by Purchaser shall be adjusted between the parties upon receipt of written evidence of the payment thereof. This Section 7.03 shall survive the Closing.

     7.04  Brokers. Each party represents and warrants to the other party that
           -------
such party has had no dealings with any person, firm, agent or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, and no broker, agent, person, firm or entity is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such party. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for compensation, commission, fee, or charges which may be claimed by any broker, agent, finder or other similar party by reason of any dealings or act of the indemnifying party. This
Section 7.04 shall survive the Closing.

     7.05  Casualty Loss. All risk of loss to the Acquired Assets shall remain
           -------------
upon Seller prior to Closing. If, prior to Closing, the Acquired Assets are damaged or destroyed by fire or other casualty, to a material extent, Purchaser may either terminate this Agreement by written notice to Seller or close. If Purchaser elects to close, despite said material damage or destruction, there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser Seller's right, title and interest in and to all insurance proceeds resulting or to result from said damage or

ASSET PURCHASE AGREEMENT - Page 9
------------------------
destruction. Unless otherwise provided herein, the term "material" shall mean damage or destruction, the cost of repairing which exceeds ten percent (10%) of the Purchase Price. If, prior to Closing, the Acquired Assets are damaged or destroyed by fire or other casualty to less than a material extent, Seller shall either repair the same prior to Closing, at Seller's expense, or reimburse Purchaser for the cost of repairing the same by assigning any insurance proceeds resulting therefrom (which insurance proceeds shall be sufficient to repair such damage) to Purchaser or by allowing Purchaser to deduct such cost from the consideration payable to Seller at Closing. If the extent of damage or the amount of insurance proceeds to be made available is not able to be determined prior to Closing, or the repairs are not able to be completed prior to said date, either party, by written notice to the other, may postpone the date of Closing to such date as shall be designated in such notice, but not more than thirty (30) days after Closing.

     7.06  Cancellation of Services. On the Closing Date, Seller will cancel
           ------------------------
all services of the Business, including, without limitation, telephone, utilities, and pager services. Purchaser will be responsible for obtaining all of the services in its name and transferring all telephone numbers to an account established by Purchaser and Seller shall assist and cooperate in connection therewith.

                                 ARTICLE VIII
                             CONDITIONS OF CLOSING
                             ---------------------

     8.01  Obligation of Purchaser. The obligation of Purchaser to consummate
           -----------------------
the purchase and sale contemplated by the provisions of this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived in writing, in whole or part, by Purchaser):

           (a) Representations and Warranties; Performance. The representations
               -------------------------------------------
and warranties of Seller set forth in this Agreement shall be true, correct and complete when made on the date hereof, and, except for such changes in the Schedules as are expressly permitted by Section 1.06 hereof, as of the Closing Date (as though such representations and warranties were made anew at and as of such date), except with respect to the effect of transactions specifically permitted by the provisions of this Agreement. Seller shall have duly performed in all material respects all agreements and covenants herein required to be performed by Seller on or before the Closing Date.

           (b) Closing Documents. Seller shall deliver, or cause to be
               -----------------
delivered, all of the documents required to be delivered pursuant to Section
3.02 above.

           (c) Consents and Approvals. Except as otherwise provided in Section
               ----------------------
1.03 above, all material consents, approvals and novations, in form and substance reasonably satisfactory to Purchaser, of third parties and each Governmental Authority that shall be (i) required to consummate the transactions contemplated hereby, or (ii) reasonably necessary to permit Purchaser to operate the Business, shall have been obtained.

ASSET PURCHASE AGREEMENT - Page 10
------------------------

     8.02  Obligation of Seller. The obligation of Seller to consummate the
           --------------------
purchase and sale contemplated by the provisions of this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived in writing, in whole or in part by Seller):

           (a) Representations and Warranties; Performance. The representations
               -------------------------------------------
and warranties of Purchaser set forth in this Agreement shall be true, correct and complete when made on the date hereof, and as of the Closing Date (as though such representations and warranties were made anew at and as of such date), except with respect to the effect of transactions specifically permitted by the provisions of this Agreement. Purchaser shall have duly performed in all material respects all agreements and covenants herein required to be performed by Purchaser on or before the Closing Date.

           (b) Consents and Approvals. Except as otherwise provided in Section
               ----------------------
1.03 above, all material consents, approvals and novations, in form and substance reasonably satisfactory to Seller of third parties and each governmental authority that shall be (i) required to consummate the transactions contemplated hereby, or reasonably necessary to permit Purchaser to operate the Business hall have been obtained.

           (c) Closing Documents. Purchaser shall have delivered, or caused to
               -----------------
be delivered, all of the documents required to be delivered pursuant to Section
3.02 above.

                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     9.01  General Indemnification. Purchaser hereby agrees to indemnify and
           -----------------------
save harmless Seller from any and all losses, claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs, and expenses, including attorney's and other professional fees, of every nature and kind whatsoever (collectively, "Losses") occurring subsequent to 11:59 p.m., Tucson time, on the date of Closing; which may arise or exist with respect to (a) any failure of Purchaser to assume, pay, perform and discharge the Assumed Liabilities, (b) Purchaser's breach of any of Purchaser's representations, warranties, obligations, covenants or agreements contained in this Agreement,
(c) any action, claim, judicial or other proceeding asserted by any third party against Seller with respect to any of the Assumed Liabilities, or (d) any liabilities or obligations accruing by Purchaser as a result of the operation of the Business by Purchaser. Seller hereby agrees to indemnify and save harmless Purchaser from any and all Losses occurring at or prior to 11:59 p.m., Tucson time, on the date of Closing; which may arise or exist with respect to (a) any failure of Seller to assume, pay, perform and discharge the Retained Liabilities, (b) Seller's breach of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, (c) any action, claim, judicial or other proceeding asserted by any third party against Seller with respect to any of the Retained Liabilities, or (d) any liabilities or obligations accruing after the Closing Date as a result of the operation of the Business by Seller.

ASSET PURCHASE AGREEMENT - Page 11
------------------------

     9.02  Notification of Claim. Each indemnified party will promptly, and
           ---------------------
within fifteen (15) days (except in the case of litigation where such notice shall be required within five (5) days) after notice to such indemnified party of any claim as to which it asserts a claim for indemnification, notify the indemnifying party of such claim and the amount thereof; provided, however, if the indemnified party fails to give such notification the indemnifying party shall be entitled to offset the incremental losses incurred by the indemnifying party as a result of the failure by the indemnified party to give such notice against Losses the indemnifying party would otherwise be required to pay. During such fifteen (15) day notice period, without the indemnifying party's prior written consent, the indemnified party shall not pay, settle or compromise any such claim; provided, however, if the indemnified party pays, settles or compromises any such claim, or any such litigation or proceeding during such fifteen (15) day period, the indemnifying party shall be entitled to offset the incremental losses incurred by the indemnifying party as a result of the indemnifying party paying, settling or compromising any such claim, litigation or proceeding during such fifteen (15) day period. Notice to an indemnified party for the purpose of the preceding sentence shall mean the service of process on such party in any legal action, receipt of any claim in writing or similar form of actual written notice.

     9.03  Defense of Claim. If, with respect to any claim which may give rise
           ----------------
to indemnity under this Agreement resulting from or arising out of any claim or legal proceeding by a person other than the indemnified party (a "Third-Party Claim"), the indemnifying party acknowledges in writing to the indemnified party the indemnifying party's obligation to indemnify the indemnified party pursuant hereto, the indemnifying party, at its sole cost and expense, may, upon written notice to the indemnified party, assume the defense of such claim or related legal proceeding. If the indemnifying party so assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such claim or legal proceeding and, at the sole cost and expense of the indemnifying party, shall take all steps necessary in the defense or settlement thereof, provided that the indemnifying party shall not expressly consent to a settlement or compromise of, or expressly consent to the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent (not to be unreasonably withheld) of the indemnified party (it being understood that in considering whether or not to give such consent the indemnified party is entitled to assess the implications of such settlement, compromise or judgment on the future conduct of the indemnified party's business activities). The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Whether or not the indemnifying party chooses to defend any claim or litigation for which the indemnified party may be entitled to indemnification hereunder, each of the parties hereto shall cooperate in the defense thereof.

           If, with respect to a Third-Party Claim, the indemnifying party neither acknowledges nor disclaims in writing, or the indemnifying party disclaims in writing to the indemnified party, the indemnifying party's obligation to indemnify the indemnified party pursuant hereto, the indemnified party may defend against such claim or related legal proceeding with such counsel and in such manner as they deem appropriate, and may consent to the

ASSET PURCHASE AGREEMENT - Page 12
------------------------
settlement or compromise of, or consent to the entry of a judgment arising from, such claim or legal proceeding without the consent of the indemnifying party.

            From and after the date of delivery of notice of a Third-Party Claim hereunder, at the reasonable request of the indemnifying party the indemnified party shall grant the indemnifying party and its representatives full and complete access to the books, records and properties of the indemnified party to the extent reasonably related to the matters to which the Third-Party Claim relates. The indemnifying party will not disclose to any third person (except its representatives participating in such Third-Party Claim) any information obtained pursuant to this Section which is designated as confidential by the indemnified party and which is not otherwise generally available to the public, except as may be required by applicable law. The indemnifying party shall instruct its representatives not to disclose any such information (except as may be required by applicable law). All such access shall be granted during normal business hours, shall be subject to the normal safety regulations of the indemnified party, and shall be granted under conditions which will not interfere with the business and operations of the indemnified party.

                                   ARTICLE X
                            TERMINATION AND REMEDIES
                            ------------------------

     10.01  Termination of Agreement. This Agreement and the transactions
            ------------------------
contemplated hereby may be terminated and abandoned at any time on or prior to the Closing as follows:

            (a)   by the written consent of Purchaser and Seller;

            (b) by Purchaser, (i) if there is or occurs an inaccuracy in any material respect in the representations and warranties of Seller set forth in this Agreement, which inaccuracy is not capable of being cured by December ______, 1998, (ii) if there has been a breach in any material respect of a covenant of Seller, or a failure in any material respect on the part of Seller to comply with its obligations hereunder, and such breach or failure is not capable of being cured by December ______, 1998, (iii) if any of the conditions set forth in Section 8.01 hereof are not satisfied on or before December ______, 1998, or (iv) at such other times as are expressly permitted by this Agreement;

            (c) by Seller, (i) if there is or occurs an inaccuracy in any material respect in the representations and warranties of Purchaser set forth in this Agreement, which inaccuracy is not capable of being cured by December ______, 1998, (ii) if there has been a breach in any material respect of a covenant of Purchaser, or failure in any material respect on the part of Purchaser to comply with its obligations hereunder, and such breach or failure is not capable of being cured by December ______, 1998, or (iii) if any of the conditions set forth in Section 8.02 hereof are not satisfied on or before December ______, 1998; and

            (d) by Purchaser or Seller (i) if the Closing Date shall not have occurred before December ______, 1998, for any reason other than the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations hereunder or the

ASSET PURCHASE AGREEMENT - Page 13
------------------------
breach or inaccuracy in any material respect of a representation or warranty made by such party, and (ii) at such other times as are expressly permitted by this Agreement.

     10.02  Obligations upon Termination. Except for obligations provided in
            ----------------------------
Section 6.01 hereof, in the event that this Agreement is terminated pursuant to the provisions of Section 10.01(a) or (d) hereof, Seller shall have no obligation to Purchaser and Purchaser shall have no obligation to Seller. In the event that Seller or Purchaser shall terminate this Agreement pursuant to
Section 10.01(b) or (c) hereof, respectively, the right of Purchaser or Seller, as the case may be, to pursue any and all rights it may have at law or equity or hereunder shall survive unimpaired.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     11.01  Notices. Any notice, consent, request, claim or other communication
            -------
hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, (b) delivered by telecopy with receipt thereof confirmed, (c) delivered by overnight courier, or (d) delivered or deposited with the U.S. Postal Service with sufficient postage prepaid to ensure delivery by Registered or Certified Mail, Return Receipt Requested, with each such notice being delivered to the address or telecopy number shown for the respective party at the conclusion of this Agreement. Such addresses or telecopy number may be changed by any party by notice given in the manner provided above.

     11.02  Entire Agreement; Amendment. This Agreement, together with all
            ---------------------------
exhibits and the documents referred to herein, contains all the terms and conditions agreed upon by the parties hereto with respect to the transactions contemplated hereby, and shall not be amended or modified except by written instrument signed by all of the parties.

     11.03  Successors and Assigns. This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the representatives, heirs, estates, successors and assigns to the parties hereto.

     11.04  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
            -------------
UNDER THE LAWS OF THE STATE OF ARIZONA.

     11.05  Assignment. Purchaser shall not be permitted to assign this
            ----------
Agreement without the prior written consent of Seller.

     11.06  Counterparts; Facsimile. This Agreement may be executed in
            -----------------------
counterparts. Facsimile signatures shall be effective.

     11.07  Time for Performance. Time is of the essence with respect to the
            --------------------
performance of each party's duties and obligations under this Agreement. Strict compliance with the times for performance is required.

ASSET PURCHASE AGREEMENT - Page 14
------------------------

     11.08  Attorneys' Fees. The prevailing party in any legal proceeding
            ---------------
brought under or with relation to this Agreement or transaction shall be entitled to recover court costs, reasonable attorneys' fees, and all other litigation expenses from the non-prevailing parties.

     11.09  Survival. The representations and warranties contained in this
            --------
Agreement, shall survive the Closing for a period of one (1) year.

     11.10  Jurisdiction and Venue. Any judicial proceedings brought by or
            ----------------------
against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of Pima County, Tucson, Arizona, and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

     11.11  Interest. To the extent that either Seller or Purchaser fails to
            --------
pay or reimburse the other party as expressly provided hereunder, the party failing to make such payment, in addition to the other rights and remedies hereunder, shall also be required to pay the other party interest at the lesser of (a) eighteen percent (18%) per annum, and (b) the highest rate permitted by applicable law.

     11.12  Expenses. Each party shall bear all expenses incurred by such party
            --------
in connection with negotiating, documenting, consummating or investigating the transactions contemplated herein.


                            Signature Page Follows

ASSET PURCHASE AGREEMENT - Page 15
------------------------

     IN WITNESS WHEREOF, this Asset Purchase Agreement is entered into by Seller and Purchaser as of the date first above written.

                                  COMMWORLD:

                                  COMMUNICATIONS WORLD INTERNATIONAL, INC., a
                                  Colorado corporation

                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                  SELLER:

                                  COMMWORLD OF PHOENIX, INC., an Arizona
                                  corporation



                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                  PURCHASER:

                                  DIGITAL VOICE AND DATA, INC., an Arizona corporation



                                  By:___________________________________________
                                     Bill Heath, President



                                  ______________________________________________
                                  BILL HEATH

ASSET PURCHASE AGREEMENT - Page 16
------------------------

                       ASSIGNMENT OF LEASEHOLD INTEREST

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, COMMWORLD OF PHOENIX, INC., an Arizona corporation, hereinafter referred to as ASSIGNOR, does hereby assign, transfer and convey to DIGITAL VOICE AND DATA, INC., an Arizona corporation, hereinafter referred to as ASSIGNEE, all its rights, title and interest in and to the Lease dated January 1, 1997, by and between Gowing Enterprises, (the "Landlord"), as Landlord, and Assignor, as Tenant, a copy of which has been provided to Assignee (the "Lease"). This Assignment is being delivered by Assignor to Assignee pursuant to that certain Asset Purchase Agreement dated December _____, 1998, by and among Assignor, Communications World International, Inc., Bill Heath and Assignee.

          ASSIGNEE, in accepting the foregoing assignment, as of the date of the execution of this assignment, assumes and agrees to perform all of the terms, conditions, covenants and agreements of the Lease on the part of the Lessee to be performed, including making all payments due to or payable on behalf of Landlord.

          This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one Assignment.

          The Assignment will bind and inure to the benefit of the parties, their successors in interest and assigns.

          IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this Assignment as of the ____ day of December, 1998.

                              ASSIGNOR:

                              COMMWORLD OF PHOENIX, INC., an Arizona corporation



                              By:_____________________________________
                              Printed Name:___________________________
                              Title:__________________________________

                              ASSIGNEE:

                              DIGITAL VOICE AND DATA, INC.


                              By: ________________________________
                                   Bill Heath, President

ASSIGNMENT OF LEASEHOLD INTEREST - Page 1
--------------------------------

                          BILL OF SALE AND ASSIGNMENT

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by DIGITAL VOICE AND DATA, INC., an Arizona corporation ("Purchaser"), to COMMWORLD OF PHOENIX, INC., an Arizona corporation ("Seller"), Seller does hereby SELL, TRANSFER, ASSIGN and DELIVER to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the Acquired Assets (as that term is defined in that certain Asset Purchase Agreement dated December ___, 1998, by and among Seller, Communications World International, Inc., Bill Heath and Purchaser).

          Notwithstanding anything contained in this Bill of Sale and Assignment or in the Asset Purchase Agreement to the contrary, the Acquired Assets shall not include any of the Retained Assets, as such term is defined in the Asset Purchase Agreement.

          TO HAVE AND TO HOLD the Acquired Assets unto Purchaser, its successors and assigns, forever and Seller does hereby bind itself and its successors to WARRANT and FOREVER DEFEND, all and singular, title to the Acquired Assets unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by or through Seller. Further, Seller hereby warrants that title to the Acquired Assets is free and clear from any security interest, lien, or encumbrance.

          Seller hereby agrees to execute and/or deliver or cause to be executed and/or delivered all such other documents and instruments, and to perform such further acts and assurances, as Purchaser may reasonably require to perfect Purchaser's interest in the Acquired Assets.

          NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION WHATSOEVER AS TO THE PHYSICAL CONDITION OF THE ACQUIRED ASSETS. PURCHASER AGREES THAT AS BETWEEN PURCHASER AND SELLER, WITH RESPECT TO THE ACQUIRED ASSETS, PURCHASER SHALL ACCEPT THE ACQUIRED ASSETS IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILTY OR FITNESS FOR ANY INTENDED OR PARTICULAR PURPOSE. PURCHASER HEREBY WAIVES PURCHASER'S RIGHT TO RELY ON ANY REPRESENTATION, WARRANTY, OR ASSURANCE HEREAFTER OR HERETOFORE MADE BY SELLER OR SELLER'S EMPLOYEES. PURCHASER AGREES AND CONFIRMS THAT NEITHER SELLER NOR ANY OF SELLER'S OFFICERS, EMPLOYEES AND/OR AGENTS HAVE MADE AFFIRMATION OF FACT OR PROMISE RELATING TO THE ACQUIRED ASSETS.

                            Signature Page Follows

BILL AND SALE OF ASSIGNMENT - Page 1
---------------------------

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed this ____ day of December, 1998.

                              SELLER:

                              COMMWORLD OF PHOENIX, INC., an Arizona corporation


                              By:  ______________________________________
                              Printed Name:  _____________________________
                              Title:  ____________________________________

BILL AND SALE OF ASSIGNMENT - Page 2
---------------------------

                     UNDERTAKING AND ASSUMPTION AGREEMENT

          THIS UNDERTAKING AND ASSUMPTION AGREEMENT dated December ___, 1998, is executed by DIGITAL VOICE AND DATA, INC., an Arizona corporation ("Purchaser"), in favor of COMMWORLD OF PHOENIX, INC., an Arizona corporation ("Seller") and COMMUNICATIONS WORLD INTERNATIONAL, INC., a Colorado corporation ("CommWorld").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of December _____, 1998, (the "Asset Purchase Agreement"), by and among Purchaser, Bill Heath, CommWorld and Seller, Seller is delivering to Purchaser the assets, properties, rights and interests defined in the Agreement as the Acquired Assets; and

          WHEREAS, in partial consideration for such sale, assignment, transfer, conveyance and delivery of the Acquired Assets, the Agreement requires Purchaser to assume and agree to discharge certain obligations and liabilities of Seller.

          NOW, THEREFORE, pursuant to the terms of the Agreement and for good and valuable consideration, Purchaser hereby assumes and agrees to pay, perform and discharge in accordance with the terms thereof each of the Assumed Liabilities (as such term is defined in the Asset Purchase Agreement); provided,
                                                                       --------
hereby, that Purchaser expressly does not assume and shall not be liable for any
------
liability or obligation under any Retained Asset or Retained Liability (as such terms are defined in the Asset Purchase Agreement). Nothing contained herein, express or implied, in intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement and no such third party shall be entitled to rely on this Agreement. Except as expressly provided hereinabove, or in the Asset Purchase Agreement, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise.

          This Undertaking and Assumption Agreement shall inure to the benefit of and be binding upon the successors and assigns of Purchaser and Seller.

          This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed and enforced in accordance with the substantive laws of the State of Arizona, without regard to its principles of conflicts of laws.

          Nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Asset Purchase Agreement.

                            Signature Page Follows

UNDERTAKING AND ASSUMPTION AGREEMENT - Page 1
------------------------------------

          IN WITNESS WHEREOF, Purchaser has caused this Undertaking and Assumption Agreement to be duly executed and delivered as of the date first set forth above.

                                    DIGITAL VOICE AND DATA, INC., an Arizona corporation



                                    By:________________________________
                                       Bill Heath, President

UNDERTAKING AND ASSUMPTION AGREEMENT - Page 2
------------------------------------